Exhibit 99.1

Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Strong Q2 Sales and Profit Growth

NEWARK, Calif. - October 23, 2017 and LAUSANNE, Switzerland, October 24, 2017 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2018.

•	Q2 sales were $634 million, up 12 percent in US dollars and 11 percent in constant currency, compared to Q2 of the prior year.

•
Q2 GAAP operating income grew 12 percent to $60 million, compared to $53 million in the same quarter a year ago. Q2 GAAP earnings per share (EPS) grew 21 percent to $0.34, compared to $0.28 in the same quarter a year ago.

•
Q2 non-GAAP operating income grew 12 percent to $72 million, compared to $65 million in the same quarter a year ago. Q2 non-GAAP EPS grew 14 percent to $0.40, compared to $0.35 in the same quarter a year ago.

“We delivered another strong quarter of growth,” said Bracken Darrell, Logitech president and chief executive officer. “Gaming and Video Collaboration categories showed particular strength and momentum. And we have a diverse and strong portfolio overall. We’re entering the second half of the year with a wide range of exciting products ahead of the holiday season.”
Outlook
Logitech’s outlook for Fiscal Year 2018 is 10 to 12 percent sales growth in constant currency and $260 to $270 million in non-GAAP operating income.

Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q2 FY 2018 on
Tuesday, October 24, 2017 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), gain (loss) on investments in privately held companies, investigation and related expenses, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2018.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Ultimate Ears, Jaybird, Logitech G and ASTRO Gaming. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2017 and potential adjustments to the preliminary financial results (see the Note following the financial statements and supplemental information), innovation, product portfolio and new products, outlook for Fiscal Year 2018 operating income and sales growth, and the timing of filing our periodic reports with the Securities and Exchange Commission (the “SEC”)  and the SIX Swiss Exchange. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we are not able to maintain and enhance our brands; if we do not successfully execute on strategic acquisitions and investments; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2017 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - unaudited

	Three Months Ended		Six Months Ended
	September 30,		September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)	2017	2016	2017	2016

Net sales	$634,212	$564,304	$1,164,158	$1,044,168
Cost of goods sold	403,469	356,268	738,243	665,893
Amortization of intangible assets and purchase accounting effect on inventory	2,011	1,163	3,515	2,776
Gross profit	228,732	206,873	422,400	375,499

Operating expenses:
Marketing and selling	107,386	93,792	209,764	177,664
Research and development	36,647	32,632	71,746	64,583
General and administrative	25,205	25,290	50,559	50,945
Amortization of intangible assets and acquisition-related costs	2,491	1,748	3,881	3,041
Change in fair value of contingent consideration for business acquisition	(2,930)	—	(4,908)	—
Total operating expenses	168,799	153,462	331,042	296,233

Operating income	59,933	53,411	91,358	79,266
Interest income (expense), net	1,048	(90)	2,223	61
Other income (expense), net	459	(683)	(570)	(1,691)
Income before income taxes	61,440	52,638	93,011	77,636
Provision for (benefit from) income taxes	4,087	5,593	(1,349)	8,650
Net income	$57,353	$47,045	$94,360	$68,986

Net income per share:
Basic	$0.35	$0.29	$0.58	$0.43
Diluted	$0.34	$0.28	$0.56	$0.42

Weighted average shares used to compute net income per share:
Basic	164,120	162,222	163,765	162,176
Diluted	169,078	165,549	168,710	164,926

Cash dividend per share	$0.63	$0.57	$0.63	$0.57

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS (A)	2017	2017

Current assets:
Cash and cash equivalents	$398,848	$547,533
Short-term investments	6,789	—
Accounts receivable, net	279,581	185,179
Inventories	329,675	253,401
Other current assets	47,721	41,732
Total current assets	1,062,614	1,027,845
Non-current assets:
Property, plant and equipment, net	87,355	85,408
Goodwill	271,154	249,741
Other intangible assets, net	93,846	47,564
Other assets	138,144	88,119
Total assets	$1,653,113	$1,498,677

Current liabilities:
Accounts payable	$386,963	$274,805
Accrued and other current liabilities	229,176	232,273
Total current liabilities	616,139	507,078
Non-current liabilities:
Income taxes payable	33,241	51,797
Other non-current liabilities	80,903	83,691
Total liabilities	730,283	642,566

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares —173,106 at September 30 and March 31, 2017
Conditionally authorized shares — 50,000 at September 30 and March 31, 2017
Additional paid-in capital	29,940	26,596
Shares in treasury, at cost — 8,745 at September 30, 2017 and 10,727 at March 31, 2017	(156,589)	(174,037)
Retained earnings	1,118,134	1,074,110
Accumulated other comprehensive loss	(98,803)	(100,706)
Total shareholders’ equity	922,830	856,111
Total liabilities and shareholders’ equity	$1,653,113	$1,498,677

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited
	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (A)	2017	2016	2017	2016

Cash flows from operating activities:
Net income	$57,353	$47,045	$94,360	$68,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,220	10,511	19,368	23,616
Amortization of intangible assets	3,645	2,159	6,238	3,867
Gain on investments in privately held companies	(695)	(171)	(436)	(172)
Loss on disposal of property, plant and equipment	15	—	12	—
Share-based compensation expense	10,978	8,450	21,683	16,967
Deferred income taxes	(2,054)	663	(11,933)	(385)
Change in fair value of contingent consideration for business acquisition	(2,930)	—	(4,908)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(57,762)	(48,340)	(93,464)	(97,001)
Inventories	(36,938)	(18,310)	(57,327)	(28,317)
Other assets	(5,402)	(3,567)	(8,490)	(4,738)
Accounts payable	71,489	40,907	110,136	83,676
Accrued and other liabilities	20,464	35,522	(7,739)	25,387
Net cash provided by operating activities	68,383	74,869	67,500	91,886
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,153)	(6,623)	(17,188)	(14,758)
Investment in privately held companies	(160)	(160)	(520)	(480)
Acquisitions, net of cash acquired	(85,000)	(13,000)	(85,000)	(66,987)
Proceeds from return of investment in privately held companies	237	—	237	—
Changes in restricted cash	—	—	—	715
Purchases of short-term investments	(6,789)	—	(6,789)	—
Purchases of trading investments	(390)	(1,042)	(999)	(5,271)
Proceeds from sales of trading investments	410	1,065	1,057	5,296
Net cash used in investing activities	(98,845)	(19,760)	(109,202)	(81,485)
Cash flows from financing activities:
Payment of cash dividends	(104,248)	(93,093)	(104,248)	(93,093)
Purchases of registered shares	(10,058)	(18,472)	(10,682)	(42,894)
Proceeds from exercises of stock options and purchase rights	17,431	13,885	30,000	14,484
Tax withholdings related to net share settlements of restricted stock units	(2,023)	(1,862)	(23,706)	(11,047)
Net cash used in financing activities	(98,898)	(99,542)	(108,636)	(132,550)
Effect of exchange rate changes on cash and cash equivalents	551	(477)	1,653	(1,845)
Net decrease in cash and cash equivalents	(128,809)	(44,910)	(148,685)	(123,994)
Cash and cash equivalents, beginning of the period	527,657	440,111	547,533	519,195
Cash and cash equivalents, end of the period	$398,848	$395,201	$398,848	$395,201

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

NET SALES	Three Months Ended			Six Months Ended
	September 30,			September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	Change	2017	2016	Change

Net sales by product category:
Pointing Devices	$124,235	$123,300	1%	$246,309	$240,083	3%
Keyboards & Combos	119,431	116,516	3	235,544	234,535	—
PC Webcams	27,510	24,307	13	53,135	49,569	7
Tablet & Other Accessories	30,817	20,614	49	54,035	34,499	57
Video Collaboration	46,131	28,581	61	81,748	52,491	56
Mobile Speakers	90,550	97,172	(7)	153,468	154,468	(1)
Audio-PC & Wearables	63,215	62,254	2	113,417	118,833	(5)
Gaming	113,754	79,193	44	191,462	135,693	41
Smart Home	18,370	11,807	56	34,836	22,974	52
Other (1)	199	560	(64)	204	1,023	(80)
Total net sales	$634,212	$564,304	12	$1,164,158	$1,044,168	11
(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (A)(B)	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	2017	2016

Gross profit - GAAP	$228,732	$206,873	$422,400	$375,499
Share-based compensation expense	1,091	638	1,802	1,313
Amortization of intangible assets and purchase accounting effect on inventory	2,011	1,163	3,515	2,776
Gross profit - Non-GAAP	$231,834	$208,674	$427,717	$379,588

Gross margin - GAAP	36.1%	36.7%	36.3%	36.0%
Gross margin - Non-GAAP	36.6%	37.0%	36.7%	36.4%

Operating expenses - GAAP	$168,799	$153,462	$331,042	$296,233
Less: Share-based compensation expense	9,887	7,812	19,881	15,654
Less: Amortization of intangible assets and acquisition-related costs	2,491	1,748	3,881	3,041
Less: Change in fair value of contingent consideration for business acquisition	(2,930)	—	(4,908)	—
Less: Restructuring credits, net	(61)	74	(116)	(11)
Less: Investigation and related expenses	—	—	—	612
Operating expenses - Non-GAAP	$159,412	$143,828	$312,304	$276,937

% of net sales - GAAP	26.6%	27.2%	28.4%	28.4%
% of net sales - Non - GAAP	25.1%	25.5%	26.8%	26.5%

Operating income - GAAP	$59,933	$53,411	$91,358	$79,266
Share-based compensation expense	10,978	8,450	21,683	16,967
Amortization of intangible assets	3,645	2,159	6,238	3,867
Purchase accounting effect on inventory	114	—	114	703
Acquisition-related costs	741	752	1,042	1,247
Change in fair value of contingent consideration for business acquisition	(2,930)	—	(4,908)	—
Restructuring credits, net	(61)	74	(116)	(11)
Investigation and related expenses	—	—	—	612
Operating income - Non - GAAP	$72,420	$64,846	$115,411	$102,651

% of net sales - GAAP	9.4%	9.5%	7.8%	7.6%
% of net sales - Non - GAAP	11.4%	11.5%	9.9%	9.8%

Net income - GAAP	$57,353	$47,045	$94,360	$68,986
Share-based compensation expense	10,978	8,450	21,683	16,967
Amortization of intangible assets	3,645	2,159	6,238	3,867
Purchase accounting effect on inventory	114	—	114	703
Acquisition-related costs	741	752	1,042	1,247
Change in fair value of contingent consideration for business acquisition	(2,930)	—	(4,908)	—
Restructuring credits, net	(61)	74	(116)	(11)
Investigation and related expenses	—	—	—	612
Gain on investments in privately held companies	(695)	(171)	(436)	(172)
Non-GAAP income tax adjustment	(1,890)	(379)	(10,982)	(1,054)
Net income - Non - GAAP	$67,255	$57,930	$106,995	$91,145

Net income per share:
Diluted - GAAP	$0.34	$0.28	$0.56	$0.42
Diluted - Non - GAAP	$0.40	$0.35	$0.63	$0.55

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	169,078	165,549	168,710	164,926

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS *
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Six Months Ended
	September 30,		September 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	2017	2016

Share-based Compensation Expense
Cost of goods sold	$1,091	$638	$1,802	$1,313
Marketing and selling	4,343	3,244	8,724	6,681
Research and development	1,633	917	3,176	1,831
General and administrative	3,911	3,651	7,981	7,142
Total share-based compensation expense	10,978	8,450	21,683	16,967
Income tax benefit	(3,677)	(1,886)	(14,959)	(3,701)
Total share-based compensation expense, net of income tax	$7,301	$6,564	$6,724	$13,266

* Note: These preliminary results for the three and six months ended September 30, 2017 are subject to adjustments, including potential adjustments, which we currently estimate not to be material, as we continue to verify information provided by a new third-party North American logistics service provider and distribution center added during the latter half of the second quarter of Fiscal Year 2018 and subsequent events (as required pursuant to applicable accounting rules) that may occur through the date of filing our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 with the SEC (the “10-Q”). Upon completion of our additional work to verify such information, the completed financial information for the three and six months ended September 30, 2017 will need to be reviewed by our independent registered public accounting firm prior to filing the 10-Q with the SEC and our semi-annual report with the SIX Swiss Exchange. We are working to complete and file all periodic reports within the applicable filing deadlines of the SEC and the SIX Swiss Exchange.

(A) Preliminary valuation from the business acquisition

The preliminary fair value of assets acquired and liabilities assumed from the business acquisition during the current period is included in the tables. The fair value of identifiable intangible assets acquired was based on estimates and assumptions made by us at the time of the acquisition. As additional information becomes available, such as finalization of purchase price adjustment and the finalization of the estimated fair value of the assets acquired and liabilities assumed, we may revise our preliminary or interim estimated fair value of the assets acquired and liabilities assumed during the remainder of the measurement periods (which will not exceed 12 months from the acquisition dates). Any such revisions or changes may be material, and may have a material impact over our financial condition and results of operations.

(B) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2017, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Gain (loss) on investments in privately held companies. We recognized gain (loss) related our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Investigation and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the formal investigation by and settlement with the Securities and Exchange Commission (SEC), together with accruals based on settlement with the SEC. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.